[Letterhead of DANZIGER & HOCHMAN]

Exhibit 23.1


April 4, 2006

Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of On The Go Healthcare, Inc. as of July 31, 2005 in the Registration Statement filed on Form S8 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/DANZIGER & HOCHMAN
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DANZIGER & HOCHMAN
Chartered Accountants




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